Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated October 21, 2024, except for Note 10, 16 and 18, as to which the date is February 21, 2025 in this Registration Statement on Form F-1, with respect to the consolidated financial statements of Center Mobile Co., Ltd. and its subsidiaries. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

February 21, 2025